EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 111 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) of my opinion dated July 7, 2010, which was filed as Exhibit (i) to Post-Effective Amendment No. 107.

/s/ Velvet R. Regan Velvet R. Regan, Esq.

March 29, 2011 Boston, Massachusetts